SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2000

Derma Sciences, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-31070	23-2328753
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

214 Carnegie Center, Suite 100
Princeton, NJ 08540
(609) 514-4744
(Address including zip code and telephone
number, of principal executive offices)

Item 5. Other Events

           Effective June 14, 2000, the Registrant’s Chairman and Chief Executive Officer, Edward J. Quilty, resigned his positions of Chairman, President and Chief Executive Officer with Palatin Technologies, Inc. in order to serve the Registrant in a full time capacity. The Registrant’s press release issued June 14, 2000 concerning the foregoing is incorporated herein by reference and attached hereto as Exhibit 99. Effective June 19, 2000, Mr. Quilty’s annual compensation was increased from $100,000 to $175,000 per year.

Item 7. Financial Statements and Exhibits

           (a)    Not applicable
           (b)    Not applicable
           (c)    Exhibits:

                    99 – Press release issued June 14, 2000

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DERMA SCIENCES, INC.

Date: June 20, 2000	By: /s/ Stephen T. Wills, CPA, MST Stephen T. Wills, CPA, MST Vice President and Chief Financial Officer